                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

              Check if an Application to Determine Eligibility of a
                    Trustee Pursuant to Section 305(b)(2) ___

                             SUNTRUST BANK, ATLANTA
               (Exact name of trustee as specified in its charter)

        Georgia Banking Corporation                       58-0466330
(Jurisdiction of incorporation or organization         (I.R.S. employer
        if not a U.S. national bank)                  identification no.)

            25 Park Place, N.E.
              Atlanta, Georgia                               30303
(Address of principal executive offices)                   (Zip Code)

                               Sandra W. Thompson
                             SunTrust Bank, Atlanta
                             58 Edgewood Ave., N.E.
                                   Suite 400A
                             Atlanta, Georgia 30303
                                 (404) 724-3762
            (Name, address and telephone number of agent for service)

                            -------------------------

                       Kaufman and Broad Home Corporation
               (Exact name of obligor as specified in its charter)

          Delaware                                      95-3666267
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                      identification no.)

10990 Wilshire Boulevard
Los Angeles, California                                    90024
(Address of principal executive offices)                 (Zip Code)


                            -------------------------

                                   Senior Debt
                       (Title of the indenture securities)

                                     GENERAL


Item 1.        General Information.

               (a) Name and address of each examining or supervising authority to which it is subject.

                      Department of Banking and Finance
                      State of Georgia
                      Atlanta, Georgia

                      Federal Reserve Bank of Atlanta
                      104 Marietta Street, N.W.
                      Atlanta, Georgia

                      Federal Deposit Insurance Corporation
                      Washington, D.C.

               (b) Whether it is authorized to exercise corporate trust powers.

                      Yes.

Item 2.        Affiliations with Obligor.

                      None.

Item 3.        Voting Securities of the Trustee.

                      Not applicable.

Item 4.        Trusteeships under Other Indentures.

                      Not applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

                      Not applicable.

Item 6.        Voting Securities of the Trustee Owned by the Obligor or its
               Officials.

                      Not applicable.

Item 7.        Voting Securities of the Trustee Owned by Underwriters or their
               Officials.

                      Not applicable.

Item 8.        Securities of the Obligor Owned or Held by the Trustee.

                      Not applicable.

Item 9.        Securities of Underwriters Owned or Held by the Trustee.

                      Not applicable.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

                      Not applicable.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

                      Not applicable.

Item 12.       Indebtedness of the Obligor to the Trustee.

                      Not applicable.

Item 13.       Defaults by the Obligor.

               (a) Whether there is or has been a default with respect to the securities under this indenture.

                      There is not and has not been any such default.

               (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more that one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

                      There has not been any such default.

Item 14.       Affiliations with the Underwriters.

                      Not applicable.

Item 15.       Foreign Trustee.

                      Not applicable.

Item 16.       List of Exhibits.

        The additional exhibits listed below are filed herewith; exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number
------
1       -      A copy of the Articles of Amendment and Restated Articles of
               Incorporation as now in effect. (Exhibit 1 to Form T-1,
               Registration No. 33-63523.)

2       -      A copy of the certificate of authority of the Trustee to commence business. (Included in Exhibit 1.)

3       -      A copy of the authorization of the Trustee to exercise trust powers.
               (Included in Exhibit 1.)

4       -      Bylaws of the Trustee.  (Included in Exhibit 4 to Form T-1, Registration No.
               33-49283.)

5       -      Not applicable.

6       -      Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

7       -      Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 1997.  (Exhibit 7 to Form T-1, Registration No.
               333-36291.)

8       -      Not applicable.

9       -      Not applicable.

                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, SunTrust Bank, Atlanta, a Georgia corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 10th day of October, 1997.

                                    SUNTRUST BANK, ATLANTA


                                    By:  /s/   SANDRA W. THOMPSON
                                       -----------------------------------------
                                               Sandra W. Thompson
                                               Vice President

                                                                       EXHIBIT 6


                               CONSENT OF TRUSTEE


        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Senior Debt by Kaufman and Broad Home Corporation, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                    SUNTRUST BANK, ATLANTA


                                    By:  /s/   SANDRA W. THOMPSON
                                       -----------------------------------------
                                               Sandra W. Thompson
                                               Vice President


Dated:  October 10, 1997